UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/20/2012

Servotronics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-07109

Delaware	16-0837866
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On October 20, 2012, the Board of Directors of Servotronics, Inc. ("the Company") terminated the Employment Agreement between Servotronics, Inc. and Nicholas D. Trbovich, Jr. dated July 5, 2005 and as amended on January 27, 2012 and August 13, 2012 ("the Agreement"). The Board of Directors' decision to terminate the Agreement pursuant to paragraph 9 thereof is subject to arbitration under paragraph 18 of the Agreement. As of the date hereof, Mr. Trbovich, Jr. has not initiated arbitration proceedings under paragraph 18.

As previously disclosed, on September 29, 2012, Mr. Trbovich, Jr. was removed as President and Chief Operating Officer of the Company, Chief Executive Officer of The Ontario Knife Company (a wholly-owned subsidiary of the Company) and all other Officer positions within the Company or any of the Company's subsidiaries.

Item 9.01.    Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

10.1        Employment Agreement for Nicholas D. Trbovich, Jr. (incorporated by reference to Exhibit 10(A)(1) to the Company's Form 8-K filed with the Securities and Exchange Commission on August 18, 2005)

10.2        Amendment to Employment Agreement for Nicholas D. Trbovich, Jr. dated January 27, 2012 (incorporated by reference to Exhibit 10.2 to the Company's Form 10-Q for the quarter ended March 31, 2012)

10.3        Amendment to Employment Agreement for Nicholas D. Trbovich, Jr. dated August 13, 2012 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

Date: October 25, 2012	By:	/s/ Cari L. Jaroslawsky
Cari L. Jaroslawsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.3	Amendment to Employment Agreement for Nicholas D. Trbovich, Jr. dated August 13, 2012